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                                                               EXHIBIT 10(xxxii)

                      Form of Executive Annuity Agreement
                      -----------------------------------

                  Executive Annuity Agreement dated as of [______________], by and between Merrill Lynch & Co., Inc. ("ML & Co.") and [_________] (the "Executive").

                  WHEREAS, the Executive has worked for ML & Co. for an extended period and is at present the [TITLE] of ML & Co.; and

                  WHEREAS, ML & Co. desires to establish an incentive for the Executive, based on the Executive's compensation and total period of qualifying service, to continue to serve in the above-referenced position with ML & Co., or in such other high senior executive position as the Board of Directors of ML & Co. may hereafter specify, until such time as the Executive retires from ML & Co.;

                  WHEREAS, the Executive's substantial expertise and knowledge relating to the operation of the activities of ML & Co. and its affiliates is such that ML & Co. desires that the Executive not compete with ML & Co. and its affiliates in certain respects following the Executive's retirement from ML & Co.; and

                  WHEREAS, in view of the foregoing ML & Co. has decided that an appropriate benefit for the Executive, conditioned on continuing executive service until retirement and non-competition after retirement, would be to provide the Executive, and the Executive's surviving spouse, if any, with a retirement annuity which supplements retirement benefits otherwise payable to the Executive and the Executive's surviving spouse; and

                  WHEREAS, the Executive is willing to enter into this Agreement;

                  NOW THEREFORE, in consideration of the foregoing and the Executive's further service with ML & Co., ML & Co. and the Executive agree as follows:

                                    SECTION 1

                                   Definitions
                                   -----------

                  In addition to the defined terms indicated above, unless otherwise required by the context for purposes of this Agreement, each of the following terms shall have the meaning indicated for that term:

                  "Affiliate" means any subsidiary or other entity that is owned at least 50% by ML & Co. or by another such subsidiary or entity, or that is designated by ML & Co. as an Affiliate for purposes of this Agreement.

                  "Agreement" means this Executive Annuity Agreement, as it may be amended from time to time.

                  "Beneficiary" means the Executive's surviving spouse, if any.

                  "Board" means that Board of Directors of ML & Co.

                  "Committee" means the Management Development and Compensation Committee of the Board, as constituted from time to time.

                  "Compensation" means the highest consecutive five calendar year average of the Executive's Eligible Compensation, as defined in the Merrill Lynch & Co., Inc. Retirement Accumulation Plan, as amended from time to time, included in the Retirement Program, but without regard to the limit prescribed under Internal Revenue Code Section 401(a)(17) and excluding for all years any non-recurring cash compensation awards such as awards under the Merrill Lynch & Co., Inc. ROE Incentive Compensation Plan.

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                  "Disability" means a physical or mental impairment as a result of which the Executive is eligible to receive, or is in receipt of, long term disability benefits under the Merrill Lynch & Co., Inc. Basic Long Term Disability Plan, as amended from time to time.

                  "Executive Annuity" means the annual amount determined under
                  Section 3.

                  "401(k) Savings Plan" means the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan, as amended from time to time and any successor plans thereto.

                  "Index Value" means the "Personal Consumption Expenditures" index amount published by the Economics and Statistics Administration of the U.S. Department of Commerce for the period ending on the December 31 or June 30 immediately prior to the relevant date or, if such index amount is no longer published on a regular basis, such successor index published by an agency or instrumentality of the United States government as the Committee determines in its sole and absolute discretion to most closely replace that index.

                  "Initial Index Value" means the Index Value as of [_______].

                  "Merrill Lynch" means ML & Co. and each Affiliate.

                  "Metropolitan Contract" means Group Annuity Contract No. 10438 issued as of December 29, 1988 by Metropolitan Life Insurance Company to the Trustees of the Pension Plan for Employees of Merrill Lynch & Co., Inc. and Affiliates (terminated as of December 13, 1988) to provide for the payment of Pension Plan Annuities as provided therein.

                  "Qualified Retirement Annuity" means an annual amount calculated as the sum of the following, payable monthly for the life of the Executive commencing as of the Retirement Date provided in Section 4:

                  (a) the single life annuity, if any, of the Executive under the provisions of the Metropolitan Contract,

                  (b) the annuitized value of the aggregate of the Executive's account balances under the Retirement Program and the 401(k) Savings Plan as adjusted to reflect only the balance in the SIP account thereunder allocable to employer contributions and investment experience thereon (not including any amount allocable to elective 401(k) deferrals or investment experience thereon), such value to be calculated by dividing such aggregate by the applicable conversion factor for immediate annuities payable at or after age 55 as set forth in the table attached hereto as Appendix "A". Arithmetic interpolation (in increments of one-twelfth for each month or any part thereof, rounded up to the third decimal place) between the conversion factors for two consecutive ages shall be used to determine the conversion factor for Retirement Dates that are not coincident with or next following the Executive's birthday, and

                  (c) 50% of the Executive's Social Security Primary Insurance
                      amount computed as of the Executive's Retirement Date.

                  Annuitized values shall be determined based upon the quarterly (in the case of the Retirement Program) or monthly (in the case of the 401(k) Savings Plan) valuation occurring coincident with or immediately preceding the Executive's Retirement Date or death while in Merrill Lynch employment, as applicable.

                  "Retirement" means termination of the Executive's employment with Merrill Lynch after attaining age [_], except that Retirement shall not include such termination by (a) affirmative vote of a majority of the whole Board, either for or without cause, unless the Board specifically directs that such termination shall be treated as Retirement, or (b) resignation of the Executive without the approval of the Board, which shall not be unreasonably withheld.


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                  "Retirement Date" means the first day of any month coincident with or next following the Executive's Retirement as of which payment of the Executive Annuity to or in respect of the Executive is to commence as provided in Section 4.

                  "Retirement Program" means the Merrill Lynch & Co., Inc. Retirement Accumulation Plan, as amended from time to time, and the Merrill Lynch & Co., Inc. Employee Stock Ownership Plan, as amended from time to time, and any successor plans thereto.

                  "Service", shall have the same meaning as under the Retirement Program for purposes of determining the Executive's "Basic Credits" thereunder, but excluding any periods after the Executive's 65th birthday, Retirement, or the date of termination of this Agreement. Service includes all periods of Disability.

                                    SECTION 2

                                   Eligibility
                                   -----------

                  An Executive Annuity shall be payable to or in respect of the Executive only in the event of the Retirement or death of the Executive while in Merrill Lynch employment.

                                    SECTION 3

                                     Amount
                                     ------

                  Except as otherwise provided in Section 6, the amount of the Executive Annuity to or in respect of the Executive shall be an annual sum equal to 1.25% of the Executive's Compensation multiplied by the Executive's Service, reduced by the Executive's Qualified Retirement Annuity. Notwithstanding the foregoing, however, the sum of the amount payable annually to or in respect of the Executive under this Agreement shall not exceed (i) $1,750,000, if the Executive's Executive Annuity is payable as a Life Annuity, or a 10-year Certain and Life Annuity as referred to in Section 4, or (ii) $1,480,000, if the Executive's Executive Annuity is payable as a 50% or 100% Joint and Survivor Life Annuity as referred to in Section 4, in either case less the amount of the Executive's Qualified Retirement Annuity.

                  The $1,750,000 and $1,480,000 limits established under the preceding paragraph shall be adjusted as of each December 31 and June 30 prior to the earlier of the Executive's Retirement or death by multiplying the respective amount by a fraction, the numerator of which is the Index Value as of the relevant date and the denominator of which is the Initial Index Value; provided that no adjustment shall be made as of any December 31 or June 30 if such adjustment would result in a decrease in the limit then in effect.

                  Following the Executive's Retirement or death, the amount of an Executive Annuity as determined under this Section 3 will neither be increased by any cost of living adjustments nor reduced by any such adjustments made to the Pension Plan Annuity under the Metropolitan Contract.

                                    SECTION 4

                            Time and Forms of Payment
                            -------------------------

                  One-twelfth of the Executive Annuity shall be payable monthly commencing as of the Executive's Retirement Date, which shall be at the same time and in the same form (namely, as a Life Annuity, a 50% Joint and Survivor Life Annuity, a 100% Joint and Survivor Life Annuity, or a 10-Year Certain and Life Annuity) as the Pension Plan Annuity under the Metropolitan Contract that is actually so payable to or in respect of the Executive. For purposes of computing an amount payable under this Agreement, the computation shall be made in all cases by applying the relevant reduction factors provided for in the Metropolitan Contract with reference to the Beneficiary, whether or not the Beneficiary is also the Executive's beneficiary, if any, under the Metropolitan Contract.

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                  Notwithstanding the foregoing, in the event of the death of the Executive while in Merrill Lynch employment and before Retirement, payments to the Beneficiary, if any, shall be made as if the Executive's Retirement was on the day before the Executive's death with the Executive having elected a 100% Joint and Survivor Life Annuity, computed as stated in the foregoing paragraph.

                                    SECTION 5

                                 Administration
                                 --------------

                  The Committee is authorized in its sole and absolute discretion, without limitation, to make all determinations which it deems necessary or advisable for the operation of this Agreement, to construe and interpret the Agreement, to establish such rules and to delegate such of its authority as it deems appropriate, and to perform all other acts believed reasonable and proper in connection with this Agreement.

                                    SECTION 6

                            Amendment and Termination
                            -------------------------

                  ML & Co. reserves the right to amend, modify, restate, or terminate this Agreement in whole or in part, at any time for any reason; provided, however, that no such action shall reduce the amount of the Executive Annuity determined under Section 3, based on the Executive's Compensation and Service as of the effective date of such action, but with the Qualified Retirement Annuity for purposes of the offset under Section 3 to be determined as of the Executive's Retirement Date, or otherwise deprive the Executive or Beneficiary of any entitlement to such Executive Annuity determined as of the effective date of such action.

                                    SECTION 7

                                  Miscellaneous
                                  -------------

7.1      Source of Payments

                  The obligation of ML & Co. to pay the Executive Annuity shall be unfunded and is solely an unsecured Promise by ML & Co. All monthly payments shall be made, as and when due, from the general assets of ML & Co. ML & Co. is not obligated to, but may, in its sole and absolute discretion, make arrangements with banks or insurance companies, and establish special reserve, accounts or funds, including a "grantor trust", and may make such investments as deemed desirable, to assist in meeting its obligations under this Agreement. Any such arrangements with their underlying assets, reserves, accounts, or funds shall at all times remain general assets of ML & Co., subject to the claims of its general creditors, and neither the Executive nor the Beneficiary shall have any right, title, or interest whatsoever therein.

7.2      Non-Alienation

                  No payment or right under this Agreement is subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such action, shall be void and of no effect; nor are any such payments subject to seizure, attachment, execution, garnishment, or other legal or equitable process, or for the payment of any debts, judgments, alimony, or separate maintenance; nor are such payments transferable by operation of law in the event of bankruptcy, insolvency, or similar occurrence of the Executive or Beneficiary. In the event a person who is receiving or is entitled to receive payments under this Agreement attempts to assign, transfer, or dispose of such payment or right, or if an attempt is made to subject said payment or right to such process, such assignment, transfer, or disposition shall be null and void.

7.3      Forfeiture

                  The Executive and the Beneficiary, in the sole discretion of the Committee, shall forfeit any right to payments under this Agreement not yet made in the event that the Executive, following Retirement, enters into any employment, consulting, or other relationship with any person or entity which the Committee determines, in its sole

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discretion, to be in competition with Merrill Lynch. Competition, for purposes of this section, means any involvement in any business in the financial services industry, including, but not limited to, investment banking, securities brokerage, securities trading, asset management, insurance, and banking.

7.4      Merger, Consolidation, Sale, or Transfer of Assets

                  In the event ML & Co. is merged or consolidated with another entity, or all or substantially all of the assets of ML & Co. are sold or otherwise transferred to another entity, this Agreement shall be binding upon and inure to the benefit of the successor or transferee resulting from or of such merger, consolidation, sale or transfer.

7.5      Agreement Not a Condition of Employment

                  Nothing in this Agreement or any action taken hereunder shall be deemed or construed as giving the Executive any right to continued employment or as affecting the right of Merrill Lynch to discipline (including, without limitation, the right to discharge) the Executive at any time.

7.6      No Trust or Fiduciary Relationship Created

                  Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind or a fiduciary relationship between Merrill Lynch, the Executive, or any Beneficiary.

7.7      Application for Payments

                  An application for payments under this Agreement shall be in a form acceptable to the Committee. The Committee may require any applicant to furnish the Committee with such documented evidence or information as the Committee may consider reasonably necessary or desirable.

7.8      Claims Procedure

         (a) If an application for payments under this Agreement is denied, in whole or in part, the Committee shall promptly give the applicant written notice of the denial, setting forth the specific reasons therefor. The notice shall include the following:

             (i)   The basis for the denial;

             (ii) A reference to each Agreement provision on which the denial is based;

             (iii) A description of any additional information required of the applicant; and

             (iv) An explanation of the procedure for having a denied application reviewed under this Agreement.

         (b) The applicant may, upon receipt of a notice of a denied application, request a review of the application by the Committee. Such request shall be delivered in writing to any member of the Committee. After the Committee has reviewed the application, the final decision of the Committee shall be communicated in writing to the applicant. Such communication shall set forth the specific reasons for the decision with reference to each appropriate Agreement provision.

7.9      Payments to Incompetents

                  If the Committee receives evidence satisfactory to it that the Executive or Beneficiary entitled to receive any payment under this Agreement is, at the time when such payment becomes payable, physically or mentally incompetent to receive such payment and to give a valid release therefor and that another person or institution is then maintaining or has custody of the Executive or Beneficiary, and that no guardian, committee, or other representative of the estate of the Executive or Beneficiary shall have been duly appointed, the Committee may

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direct payment of such payment otherwise payable to the Executive or Beneficiary to such other person or institution, and the release of such other person or institution shall be a valid and complete discharge for the payments.

7.10     Governing Law and Exclusive Venue

                  This Agreement shall be construed, performed and enforced under the laws of the State of New York, without giving effect to its conflict of laws rules, except to the extent such laws are pre-empted by Federal law. The venue with respect to any litigation involving the Agreement and a claimant shall lie exclusively in either (a) the Supreme Court of the State of New York, New York County, or (b) the United States District Court for the Southern District of New York. By continuing in employment with Merrill Lynch after executing this Agreement, the Executive, on behalf of the Executive and the Executive's Beneficiary, hereby waives any right to a trial by jury in connection with any dispute relating to this Agreement.

                  IN WITNESS WHEREOF, the Executive and ML & Co. have duly executed this Agreement.

                            Merrill Lynch & Co., Inc.

                            By:
                                -----------------------------------

                            Name:

                            Title:       Senior Vice President,
                                         Head of Human Resources

                            Executive

                            ---------------------------------------


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                                  APPENDIX "A"
                                  ------------

              (See "Qualified Retirement Annuity" under Section 1)

                   CONVERSION FACTORS FOR IMMEDIATE ANNUITIES

                    UP 1984 Mortality - 8% p.a. Discount Rate

  Age at birthday coincident with or
 immediately preceding Retirement Date                      Conversion Factor
 -------------------------------------                      -----------------

                  55                                              9.955
                  56                                              9.801
                  57                                              9.642
                  58                                              9.477
                  59                                              9.308

                  60                                              9.133
                  61                                              8.954
                  62                                              8.770
                  63                                              8.582
                  64                                              8.390

                  65                                              8.196
                  66                                              7.999
                  67                                              7.801
                  68                                              7.601
                  69                                              7.399

                  70                                              7.192
                  71                                              6.983
                  72                                              6.771
                  73                                              6.556
                  74                                              6.339

                  75                                              6.122
                  76                                              5.905
                  77                                              5.690
                  78                                              5.476
                  79                                              5.264

                  80                                              5.053

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